Exhibit 10.15

AMENDMENT NO. 1 TO THE PROMISSORY NOTE dated as of April 12, 2010 (this “Amendment”), among PHYTOMEDICAL TECHNOLOGIES, INC, a Nevada corporation (the “Borrower”) and BARRY HONIG (“Holder”).

WHEREAS, on March 2, 2010, the Borrower issued to the Holder an 8 ½ % Convertible Promissory Note dated March 2, 2010 in the original principal amount of $40,000 (as it may be amended from time to time, the “Promissory Note”).

WHEREAS, the Borrower has requested, and the Holder has agreed, to amend the Promissory Note as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Promissory Note to the contrary, the parties hereto hereby agree as follows:

1.         Sections 2.4 and 2.5 of the Promissory Note are hereby deleted in their entirety and the following substituted in lieu thereof:

            “2.4     Certain Adjustments. The number and class or series of shares into which this Note may be converted under Section 2 shall be subject to adjustment in accordance with the following provisions. For the purposes of this Section 2.4, the term Conversion Price shall mean the Conversion Price per share set forth in Section 2.1 hereof, as adjusted from time to time pursuant to the provisions of this Section.

(a)    Adjustment for Reorganization or Recapitalization.  If, while this Note remains outstanding and has not been converted, there shall be a reorganization or recapitalization of the Borrower (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 2.4. If the per share consideration payable to the Holder for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Borrower’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the   conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the conversion price and number of shares into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

(b)    Adjustments for Split Subdivision or Combination of Shares.  If the Borrower at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the conversion price for such class of securities shall be proportionately decreased. If the Borrower at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the conversion price for such class of securities shall be proportionately increased.

(c)    Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Borrower by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Borrower that such holder would hold on the date of such conversion had it been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available by it as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 2.4.

(d)    No Fractional Shares. Conversion calculations pursuant to Article 2 shall be rounded up to the nearest whole Conversion Share, and no fractional shares shall be issuable by the Borrower upon conversion of this Note. All shares issuable upon a conversion of this Note (including fractions thereof) shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.

(e)    No Impairment.  The Borrower will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Article 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holder of this Note against impairment.

(f)    No Change Necessary. The form of this Note need not be changed because of any adjustment in the number of shares of Common Stock issuable upon its conversion.

2.5.    Further Adjustments. In case at any time or, from time to time, the Borrower may take any action that affects the class of securities into which this Note may be converted under Section 2, other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Holder, the number of shares of such class of securities (or other securities) into which this Note is convertible shall be adjusted in such a manner and at such time as the Borrower’s Board of Directors may determine.”

2.         This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. This Amendment may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.

3.         Except as amended hereby, the terms and conditions of the Promissory Note remain in full force and effect.

IN WITNESS WHEREOF, Borrower has caused this Amendment to be signed in its name by an authorized officer as of the 12th day of April, 2010.

PHYTOMEDICAL TECHNOLOGIES, INC.

 By: /S/ James Lynch

 Name: Dr. James Lynch

 Title:   President and Chief Executive Officer

WITNESS:

/s/ Raymond Krauss

Name:  Raymond Krauss

Title:    Chief Financial Officer

The foregoing Amendment is hereby consented to by the undersigned Barry Honig as of this 12th day of April, 2010.

/s/ Barry Honig

Barry Honig